UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2020 (May 3, 2020)

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(Registrants’ telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), has entered into a Purchase Agreement, dated as of May 3, 2020 (the “Purchase Agreement”), by and among (i) the Partnership, as the acquiror, (ii) Summit Midstream Partners GP, LLC (the “General Partner”), for limited purposes of certain sections of the Purchase Agreement, (iii) Energy Capital Partners II, LP, a Delaware limited partnership (“ECP II”), Energy Capital Partners II-A, LP, a Delaware limited partnership (“ECP II-A”), Energy Capital Partners II-B IP, LP, a Delaware limited partnership (“ECP II-B IP”), Energy Capital Partners II-C (Summit IP), LP, a Delaware limited partnership (“ECP II-C Summit”), Energy Capital Partners II (Summit Co-Invest), LP, a Delaware limited partnership (“ECP II Summit Co-Invest”), Summit Midstream Management, LLC, a Delaware limited liability company (“Summit Management” and, together with ECP II, ECP II-A, ECP II-B IP, ECP II-C Summit and ECP II Summit Co-Invest, the “Contributors”), (iv) SMP TopCo, LLC, a Delaware limited liability company (“NewCo”) and affiliate of ECP II, and (v) SMLP Holdings, LLC, a Delaware limited liability company and affiliate of ECP II (“SMLP Holdings” and together with NewCo, the “Sellers”), as sellers (together with the Contributors, the “ECP Entities”). Pursuant to the Purchase Agreement, the Partnership will acquire (i) from NewCo, all of the outstanding limited liability company interests (the “Summit Investments Interests”) of Summit Midstream Partners, LLC, a Delaware limited liability company (“Summit Investments”), the sole member of Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (“SMP Holdings”), which in turn owns (a) 34,604,581 common units representing limited partner interests in the Partnership (the “Common Units”) pledged as collateral under the Term Loan Agreement, dated as of March 21, 2017, among SMP Holdings, as borrower, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (the “SMPH Term Loan”), (b) 10,714,285 Common Units not pledged as collateral under the SMPH Term Loan and (c) the right of SMP Holdings to receive the deferred purchase price obligation under the Contribution Agreement by and between the Partnership and SMP Holdings, dated February 25, 2016, as amended, in exchange for approximately $28.2 million in cash and warrants for the purchase of up to an aggregate of 8,059,609 Common Units (the “NewCo Warrant Units”), and (ii) from SMLP Holdings, 5,915,827 Common Units (the “GP Buy-In Transaction”), in exchange for approximately $6.8 million in cash and warrants for the purchase of up to an aggregate of 1,940,391 Common Units (the “SMLP Holdings Warrant Units” and together with the NewCo Warrant Units, the “Warrant Units”). Prior to the closing of the GP Buy-In Transaction, the Contributors will transfer the all of the Summit Investments Interests to NewCo, and NewCo will be the sole member of Summit Investments (the “Summit Investments Contribution”). As a result of the GP Buy-In Transaction, the Partnership will indirectly own the General Partner and expects to retire the 5,915,827 Common Units that it will acquire from SMLP Holdings.

The terms of the Purchase Agreement were unanimously approved by the conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “Board”), comprised solely of independent directors, and was unanimously approved by the Board. The Conflicts Committee engaged an independent financial advisor and legal counsel.

The Purchase Agreement contains customary representations and warranties and covenants by each of the parties. Completion of the GP Buy-In Transaction is conditioned upon, among other things; (i) that the representations and warranties in the Purchase Agreement are true and correct in all material respects; (ii) the execution of an intercreditor agreement between the Sellers and Wells Fargo Bank, N.A. as contemplated pursuant to Section 6.01(j) of the SMPH Term Loan; (iii) the resignation of certain members of the Board and the appointment of additional members to the Board; (iv) the resignation of certain members of the board of managers of Summit Investments (the “Summit Investments Board”) and the appointment of additional managers to the Summit Investments Board; (v) the entry into and the receipt of proceeds the Term Loan Credit Agreements (as defined below); (vi) the execution of (a) a Warrant to Purchase Common Units of the Partnership in favor of Newco and (b) a Warrant to Purchase Common Units of the Partnership in favor of SMLP Holdings and (vii) the occurrence of the Summit Investments Contribution.

The Purchase Agreement also contains provisions granting both the Partnership and the ECP Entities the right to terminate the Purchase Agreement for certain reasons, including, among others (i) by mutual consent of the Partnership and the Sellers; (ii) by any party if a final nonappealable Order of a Governmental Authority (as defined in the Purchase Agreement) prohibits the consummation of the GP Buy-In Transaction; (iii) by any party if the counterparty breaches or fails to perform any of the representations, warranties or covenants set forth in the Purchase Agreement that is not cured by the earlier of (a) 30 days after receipt of written notice of such breach by the counterparty and (b) July 2, 2020, and (iv) if the closing of the GP Buy-In Transaction does not occur on or before July 2, 2020.

Upon closing of the GP Buy-In Transaction, all directors affiliated with ECP II will resign from the Board. Going forward, the Board will consist of a majority of independent directors. Upon the closing of the GP Buy-In Transaction, the Third Amended and Restated Agreement of Limited Partnership of the Partnership will be amended and restated, and the Amended and Restated Limited Liability Company Agreement of the GP will be amended and restated, to, among other things, provide the holders of Common Units with voting rights in the election of directors of the Board on a staggered basis beginning in 2022.

The summary of the Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated into this Item 1.01 by reference.

Term Loan Credit Agreements

At the closing of the GP Buy-In Transaction, Summit Midstream Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (the “Borrower”), will enter into (i) a Term Loan Credit Agreement (the “NewCo Term Loan Credit Agreement”), by and among the Borrower, certain lender(s) to be identified, including NewCo, and an administrative agent and collateral agent to be identified, in a principal amount not to exceed $28,208,630.60 (the “NewCo Loan”), and (ii) a Term Loan Credit Agreement (the “SMLP Holdings Term Loan Credit Agreement” and together with the NewCo Term Loan Credit Agreement, the “Term Loan Credit Agreements”), by and among the Borrower, certain lender(s) to be identified, including SMLP Holdings, and an administrative agent and collateral agent to be identified, in a principal amount not to exceed $6,791,369.40 (the “SMLP Holdings Loan” and together with the NewCo Loan, the “Loans”). The Loans will be extended to the Borrower upon the closing of the GP Buy-In Transaction, and upon the terms and subject to the other conditions set forth therein, and will mature on March 31, 2021. The Loans under each Term Loan Credit Agreement will bear interest at a rate of 8.00% per annum.

The obligations under each of the Term Loan Credit Agreements will generally be (i) guaranteed by the Partnership and each subsidiary of the Borrower that guarantees the obligations under the Borrower’s third amended and restated revolving credit facility (the “Revolver”), as and to the same extent and such guarantors guarantee the obligations under the Revolver and (ii) secured by a first priority lien on and security interest in all property on which a first priority lien and security interest secures the obligations under the Revolver, in each case, on the terms and subject to the conditions set forth in the Term Loan Credit Agreements. The collateral agents and administrative agents under each of the Term Loan Credit Agreements and the Revolver will enter into an intercreditor agreement setting forth the equal priority of the liens securing the Term Loan Credit Agreements and the Revolver.

The Term Loan Credit Agreements will each contain affirmative and negative covenants similar to those contained in the Revolver, that, among other things, limit or restrict the ability (i) to incur additional debt; (ii) to incur certain liens on property; (iii) to make investments; (iv) to engage in certain mergers, consolidations, acquisitions or sales of assets; (v) to declare or pay certain distributions with respect to equity interests; (vi) to enter into certain transactions with any of its affiliates, (vii) to enter into swap agreements and power purchase agreements; (viii) to enter into certain leases that would cumulatively obligate payments in excess of $50 million over any 12-month period; and (ix) to permit any Restricted Subsidiaries (as defined in the Term Loan Credit Agreements) to sell certain industrial revenue bonds to certain parties without the consent of the administrative agent. In addition, the Term Loan Credit Agreements will contain maintenance financial covenants substantially similar to those contained in the Revolver, which will require the Borrower to maintain, beginning June 30, 2020, (a), a ratio of consolidated trailing 12-month earnings before interest, income taxes, depreciation and amortization (“EBITDA”) to net interest expense of not less than 2.50 to 1.00; (b) a ratio of total net indebtedness to consolidated trailing 12-month EBITDA of not more than 5.50 to 1.00; and (c) a ratio of first lien net indebtedness to consolidated trailing 12-month EBITDA of not more than 3.75 to 1.00. If any of the financial maintenance covenants contained in the Revolver are amended, modified or supplemented, the same financial maintenance covenant in each Term Loan Credit Agreement will automatically be amended in the same manner.

The summary of the Term Loan Credit Agreements in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreements, the forms of which are filed herewith as Exhibits B and C to Exhibit 2.1 and are incorporated into this Item 1.01 by reference.

Warrants

At the closing of the GP Buy-In Transaction, the Partnership will enter into (i) a Warrant to Purchase Common Units with NewCo (the “NewCo Warrant”) for the purchase of the 8,059,609 NewCo Warrant Units, at an exercise price of 110% of the closing unit price on the closing date of the GP Buy-In Transaction per NewCo Warrant Unit and (ii) a Warrant to Purchase Common Units with SMLP Holdings (the “SMLP Holdings Warrant” and together with the NewCo Warrant, the “Warrants”) for the purchase and sale of the 1,940,391 SMLP Warrant Units, for an exercise price of 110% of the closing unit price on the closing date of the GP Buy-In Transaction per SMLP Warrant Unit.

The Warrants will also provide that the Partnership will file a shelf registration statement to register the Common Units issuable upon exercise of the Warrants no later than 90 days following the closing of the GP Buy-In Transaction and use commercially reasonable efforts to cause such registration statement to become effective.

The Warrants will be subject to standard anti-dilution adjustments and will be exercisable at any time after the closing date of the Buy-In Transaction and on or before the third anniversary of the closing date of the GP Buy-In Transaction. The holders of the Warrants will have the right to require the Partnership to settle the Warrants in additional Common Units or cash, subject to the Partnership meeting certain leverage metrics. Upon exercise of the Warrants, the proceeds to the holders of the Warrants, whether in the form of cash or Common Units, will be capped at $2.00 per Common Unit above the exercise price.

The Warrants will be entered into at the closing of the GP Buy-In Transaction, subject to the closing conditions described above. The summary of the Warrants in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrants, the forms of which are filed herewith as Exhibits F and G to Exhibit 2.1 and are incorporated into this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the Warrants set forth under Item 1.01 above is incorporated into this Item 3.02 by reference.

The Warrants to be issued pursuant to the Purchase Agreement and the Common Units underlying the Warrants have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the 1933 Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Purchase Agreement, each of Mr. Peter Labbat, Mr. Chris Leininger, Mr. Matthew Delaney, Mr. Francesco Ciabatti and Mr. Thomas Lane, all directors of the Board affiliated with ECP II, will resign from the Board before or concurrently with the closing of the GP Buy-In Transaction. Each of their resignations will not be the result of any disagreement with the Partnership or any of its affiliates on any matter relating to the operations, policies or practices of the Partnership. After the closing of the GP Buy-In Transaction, the Board will consist of a majority of independent directors.

Item 7.01. Regulation FD Disclosure.

Also, on May 3, 2020, the Partnership issued a press release announcing (i) the GP Buy-In Transaction and related transactions and (ii) the suspension of distributions to holders of its Common Units and the suspension of payment of distributions to holders of its 9.50% Series A Fixed to Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Units”) (as described below), a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission (the “SEC”), whether or not filed under the 1933 Act, as amended, or the 1934 Act, regardless of any general incorporation language in such document.

Item 8.01. Other Events.

Simultaneously with the execution of the Purchase Agreement, the Partnership immediately suspended its distributions to holders of its Common Units and suspended payment of distributions to holders of its Series A Units, commencing with respect to the quarter ending March 31, 2020.

Item 9.01 Financial Statements and Exhibits.

To the extent financial statements are required by Item 9.01(a) and pro forma financial information relating to the GP Buy-In Transaction is required by Item 9.01(b), they will be filed with the SEC by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1*

Purchase Agreement, dated May 3, 2020, by and among Energy Capital Partners II, LP, Energy Capital Partners II-A, LP, Energy Capital Partners II-C (SMLP IP), LP, Energy Capital Partners II-C (Summit IP), LP, Energy Capital Partners II (Summit Co-Invest), LP and Summit Midstream Management, LLC, as contributors, SMP TopCo, LLC and SMLP Holdings, LLC, as sellers, Summit Midstream Partners, LP, as the acquiror, and, solely for certain purposes set forth therein, Summit Midstream Partners GP, LLC.

99.1	Press Release, dated May 3, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*	Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Partnership hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Dated: May 5, 2020	/s/ Marc. D. Stratton
Marc D. Stratton, Executive Vice President and Chief Financial Officer